EXHIBIT 10.02


                   ML FUTURESACCESS(SM) ADVISORY AGREEMENT


                                    among


                     ML CORNERSTONE FUTURESACCESS(SM) LLC
                    ML CORNERSTONE FUTURESACCESS(SM) LTD.




                  MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC


                                     and


                      CORNERSTONE TRADING COMPANY, INC.



















                           Dated as of May 26, 2004

                   ML FUTURESACCESS(SM) ADVISORY AGREEMENT


                              Table of Contents


Section                                                                                                        Page
-------                                                                                                        ----

1.       Undertakings of the Trading Advisor in Connection with Offering..........................................2
2.       Duties of the Trading Advisor............................................................................3
3.       Trading Advisor Independent..............................................................................5
4.       Commodity Broker; Floor Brokers..........................................................................6
5.       Management Fee...........................................................................................7
6.       Incentive Fee............................................................................................7
7.       Term and Termination.....................................................................................8
8.       Right to Advise Others; Uniformity of Acts and Practices.................................................9
9.       Additional Undertakings by the Trading Advisor...........................................................9
10.      Representations and Warranties...........................................................................9
11.      Entire Agreement........................................................................................12
12.      Indemnification.........................................................................................12
13.      Assignment..............................................................................................14
14.      Amendment; Waiver.......................................................................................14
15.      Severability............................................................................................14
16.      Notices.................................................................................................14
17.      Governing Law...........................................................................................15
18.      Consent to Jurisdiction.................................................................................15
19.      Remedies................................................................................................15
20.      Survival................................................................................................15
21.      Counterparts............................................................................................15
22.      No Waiver...............................................................................................16
23.      Rules of Interpretation.................................................................................16
24.      Binding Effect; Benefit; Third-Party Beneficiary........................................................17
25.      Confidentiality.........................................................................................17
26.      Advisers Act Compliance.................................................................................18

---------------

Appendix A -- List of Commodity Interests Traded by
                    Trading Advisor.........................................................................A-1

Appendix B -- Commodity Trading Authority....................................................................B-1



                    ML FUTURESACCESS(SM) ADVISORY AGREEMENT

         THIS ADVISORY AGREEMENT (the "Agreement"), made as of this ___ day of May, 2004, among ML CORNERSTONE FuturesAccess(SM) LLC, a Delaware limited liability company, ML CORNERSTONE FuturesAccess(SM) Ltd., a Cayman Islands exempted company (the "Onshore Fund" and the "Offshore Fund," respectively, and collectively, the "Fund"), Merrill Lynch Alternative Investments LLC, a Delaware limited liability company (the "Manager"), and CORNERSTONE TRADING COMPANY, INC. (the "Trading Advisor");

                             W I T N E S S E T H:
                             - - - - - - - - - -

         WHEREAS, the Fund is one of the "family" of privately-offered managed futures funds sponsored by the Manager as part of the "ML
FuturesAccess(SM) Program," which provides for investors to invest in, and exchange their investments among, different funds in the ML FuturesAccess(SM) Program (each of which is currently a single-advisor fund), as well as among the various "hedge funds" in the ML HedgeAccess(SM) Program (the ML FuturesAccess(SM) Program and the ML HedgeAccess(SM) Program being collectively referred to as the "Program");

         WHEREAS, the Fund has been formed in order to trade, buy, sell or otherwise acquire, hold or dispose of forward contracts, futures contracts for commodities, financial instruments and currencies, rights pertaining thereto and options thereon or on physical commodities and engage in all activities incident thereto (the foregoing forms of investment being collectively referred to herein as "commodity interests") under the direction of the Trading Advisor;

         WHEREAS, the Onshore Fund intends, subject to the terms and conditions set forth herein, to offer units of limited partnership interest in the Fund ("Units") for sale to investors in an offering exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"), as described in the Onshore Fund's Confidential Private Placement Offering Memorandum, as amended from time to time (the "Onshore Memorandum"), which has been filed with the Commodity Futures Trading Commission (the "CFTC") and the National Futures Association (the "NFA") pursuant to the Commodity Exchange Act, as amended (the "CEA"), the commodity pool operator and commodity trading advisor regulations promulgated under the CEA by the CFTC (the "Commodity Regulations"), and NFA rules promulgated under the CEA (the "NFA Rules");

         WHEREAS the Offshore Fund intends, subject to the terms and conditions set forth herein, to offer redeemable participating shares ("Shares"; and collectively with the Units, "Interests") for sale exclusively to Non-"United States persons," pursuant to Regulation S under the 1933 Act, as described in the Offshore Fund's Confidential Offering Memorandum, as amended from time to time (the "Offshore Memorandum," and collectively, with the Onshore Memorandum, the "Memorandum"). The Manager has filed a Form 18-96 Notice with the NFA exempting the Offshore Fund from filing the Offshore Memorandum with the CFTC or NFA;

         WHEREAS, the Manager acts as manager of the Fund;

         WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the purchase and sale of certain commodity interests;

         WHEREAS, the Manager has sponsored the Fund in order that the Trading Advisor, upon the terms and conditions set forth herein, act as the trading advisor for the Fund, making commodity interests investment decisions for the Fund on a discretionary basis; and

         WHEREAS, the Trading Advisor is willing to manage the Fund's commodity interests trading.

         NOW, THEREFORE, the parties hereto do hereby agree as follows, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in entering into this Agreement the parties intend to be legally bound:

          1.   Undertakings of the Trading Advisor in Connection with Offering.

          (a) Trading Advisor to Provide Current Information. The Trading Advisor agrees to use its reasonable best efforts to cooperate with the Fund and the Manager in preparing the Memorandum, including without limitation by providing, as promptly as may be reasonably practicable, all information (if any) regarding the Trading Advisor, its "principals," "trading principals," and "trading program" (each of the foregoing as defined in Section 4.10 of the Commodity Regulations) and "affiliates" (as defined in the Securities
Act) which the Manager reasonably believes to be necessary or advisable to include in the Memorandum; provided that the parties hereto agree that the Trading Advisor shall not be required to disclose to the Manager the Trading Advisor's proprietary trading methodology which will be implemented on behalf of the Fund.

          (b) Solicitation Material; "Roadshow" Participation. None of the Trading Advisor and its affiliates, and their respective owners, principals, directors, officers, employees, representatives or controlling persons ("Trading Advisor Parties") shall use, publish, circulate or distribute the Memorandum or any related solicitation material nor shall any Trading Advisor Party engage in any marketing, sales or promotional activities in connection with the offering of Interests, except as may be requested by the Manager.

          (c) The Trading Advisor Parties will, to the extent reasonably regulated by the Manager, participate in "road shows," seminars, presentations and other marketing activities relating to the Fund as reasonably requested by the Manager, such participation to be at the expense of the Trading Advisor.

          (d)   Performance Information.

          (i) At all times while any of the Interests continue to be offered, the Trading Advisor, at its own expense, shall promptly provide the Fund and the Manager with complete and accurate performance information (in form and substance consistent with Sections 4.25 and 4.35 of the Commodity Regulations and with the NFA Rules) reflecting the actual performance of the accounts directed by the Trading Advisor up to the latest practicable date (consistent with Sections 4.25 and 4.35 of the Commodity

     Regulations), together with any reports or letters relating to such performance data received from accountants and in the possession of the Trading Advisor.

          (ii) The Manager acknowledges receipt, on behalf of both itself and the Fund, of all disclosure documents required to be delivered by the Trading Advisor Parties pursuant to applicable Commodity Regulations or NFA Rules.

          (e) Access to Books and Records. Upon reasonable notice to the Trading Advisor, Merrill Lynch shall have the right to have access to the Trading Advisor's offices in order to inspect and copy such books and records during normal business hours as Merrill Lynch may reasonably deem necessary in connection with the transactions contemplated hereby (in each case, subject to such restrictions as the Trading Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information).

          (f)  General Assistance.

          (i) The Trading Advisor acknowledges and agrees that Merrill Lynch will be expending substantial resources in preparing the Fund for marketing as well as in marketing the Interests. The Trading Advisor agrees to cooperate with Merrill Lynch in doing so to the fullest extent reasonably practicable.

          (ii) In consideration of Merrill Lynch's reliance on the Trading Advisor's availability and ability to manage the Fund, the Trading Advisor agrees promptly to notify the Manager in the event that the Trading Advisor has any reason to believe that the Trading Advisor may not be able or willing to do so to the full extent set forth herein.

          (iii) The Trading Advisor agrees not to accept other client capital or accounts, if doing so could reasonably be expected to impair the Trading Advisor's ability to manage the Fund as contemplated by the Memorandum, assuming that the Fund has a minimum capitalization of $500 million.

          (iv) The Trading Advisor will assist the Manager, at the Manager's reasonable request, with the Manager's "anti-money laundering" and all related obligations.

          (v) The Trading Advisor acknowledges that the Manager is registered as an "investment adviser" with the Securities and Exchange Commission and agrees to take such steps as the Manager may reasonably request to ensure that the Fund is operated in full compliance with the Investment Advisers Act of 1940 (the "Advisers Act").

          2.   Duties of the Trading Advisor.

          (a) Trading for the Fund. The Trading Advisor shall act as a trading advisor for the Fund. The Trading Advisor, the Manager and the Fund agree that in managing the Fund, the Trading Advisor shall implement the trading program and strategies (the "Trading Program") described in the Memorandum. The Trading Advisor shall have sole and exclusive authority and responsibility for directing the Fund's trading, subject to the Manager's fiduciary authority to intervene to overrule or unwind trades if the Manager deems that doing so is necessary or advisable for the protection of the Fund. The Fund or the Manager may also override the trading instructions of the Trading Advisor to the extent necessary: (i) to fund any distributions or redemptions of Interests to be made by the Fund; (ii) to pay the Fund's expenses; and/or (iii) to comply with speculative position limits; provided that the Fund and the Manager shall permit the Trading Advisor three days in which to liquidate positions for the purposes set forth in clauses
(i)-(ii) prior to exercising its override authority. The Trading Advisor will have no liability for the results of any of the Manager's interventions in
(i)-(ii), above.

          The Trading Advisor will provide written notice of material changes to the Trading Program 30 calendar days prior to implementation. The Trading Advisor dedicates substantial ongoing resources to improving the Trading Program and changes that the Trading Advisor considers improvements to its existing methodology will not be deemed material. The addition or deletion of an entire asset class will be deemed material, while the addition or deletion of a member of an asset class will not be deemed material.

          (b)  List of Commodity Interests Traded by the Trading Advisor.

          (i) The Trading Advisor shall provide the Fund and the Manager with a complete list of commodity interests which it intends to trade on the Fund's behalf. All commodity interests other than regulated futures contracts and options on regulated futures contracts traded on a qualified board or exchange in the United States shall be listed on Appendix A to this Agreement. The addition of commodity interests (other than forward contracts on foreign currencies) to the Fund's portfolio managed by the Trading Advisor as set forth in Appendix A to this Agreement shall require prior written notice to the Fund or the Manager and an amendment to Appendix A.

          (ii) The Trading Advisor acknowledges and agrees that U.S. investors are prohibited from trading in certain instruments -- for example, certain "contracts for differences," and certain non-U.S. stock index futures and related options. The Trading Advisor agrees not to trade any such instruments for the Onshore Fund, as well as for the Offshore Fund, should the Manager so request.

          (c)  Speculative Position Limits.

          (i) To the extent that the Trading Advisor's trading is subject to speculative position limits or other comparable capacity limitations, the Trading Advisor agrees that it will reserve for the Fund sufficient trading capacity that the Fund's trading would be unrestricted by such limits were the Fund's capital to total $500 million. The Trading Advisor also agrees to consult with the Manager in the event that, notwithstanding the undertaking in the preceding sentence, the Manager believes that speculative position limits or comparable capacity restrictions may affect the Trading Advisor's strategy on behalf of the Fund.

          (ii) If the Trading Advisor (either alone or aggregated with the positions of any other person, if such aggregation shall be required by the CEA, the CFTC or any other regulatory authority having jurisdiction) shall exceed or be about to exceed applicable limits in any commodity interest traded for the Fund, the Trading Advisor shall immediately take such action as the Trading Advisor may deem fair and equitable to comply with the limits, and shall immediately deliver to the Fund a written explanation of the action taken to comply with such limits. If such limits are exceeded by the Fund, the Manager may require the Trading Advisor to liquidate positions as required.

          (d) No Authority to Invest Assets Held in Securities and Cash. The Fund and the Manager, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Fund's assets other than in respect of the Trading Advisor's trading of the Fund's assets in commodity interests.

          (e) Trading Authorization. Prior to the Fund commencing operations, the Fund shall deliver to the Trading Advisor a trading authorization in the form of Appendix B hereto appointing the Trading Advisor as an agent of the Fund and attorney-in-fact for such purpose.

          (f) Delivery of Disclosure Documents and Reports. The Trading Advisor shall, during the term of this Agreement, deliver to the Fund copies of all disclosure documents and reports to investors prepared by the Trading Advisor promptly following preparation of such disclosure documents or reports.

          (g) Trade Reconciliations. The Trading Advisor acknowledges its obligation to review its commodity interest positions on a daily basis and to notify the Fund and the Manager promptly of any errors committed by the Trading Advisor or any trade which the Trading Advisor believes was not executed in accordance with its instructions and which cannot be promptly resolved.

          (h) Onshore and Offshore Fund Trading Accounts. At the request of the Manager, the Trading Advisor agrees to trade separate accounts for each of the Onshore and the Offshore Funds, a single account for both or any combination of the two, as the case may be.

          (i) Trade Information. The Trading Advisor shall use reasonable efforts to provide trade information to OMR Systems by electronic file by 4:30 p.m. on the date of any trade made on behalf of the Fund.

          (j) Letter Agreement. As of the date hereof, the Manager, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and the Trading Advisors are entering into a Letter Agreement (the "Letter Agreement") setting forth the legally binding agreements with respect to certain matters relating to the organization and marketing of the Fund. This Agreement, which deals primarily with the Trading Advisor's management of the Fund's trading, is to be read and interpreted in conjunction with the Letter Agreement, and vice versa.

          (k) No Guarantee of Profits. The Fund and the Manager both specifically acknowledge that in agreeing to manage the Fund, the Trading Advisor is in no respects making any guarantee of profits or of protections against loss, but it is undertaking to use reasonable best efforts to trade profitably on behalf of the Fund.

          3. Trading Advisor Independent. For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way and shall not otherwise be deemed to be an agent of the Fund. Nothing contained herein shall create or constitute the Trading Advisor and any other trading advisor for the Fund, the Fund or the Manager as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Fund.

          4.  Commodity Broker; Floor Brokers

          (a) (i) Clearing of All Trades. The Trading Advisor shall clear orders for all commodity interest transactions for the Fund through such commodity broker or brokers as the Fund shall designate from time to time in its sole discretion (the Fund currently so designating Merrill Lynch). The Trading Advisor may trade on a give-up basis. The current list of executing brokers has been provided to the Manager and approved by the Manager. The Trading Advisor may alter execution relationships from time to time and approval will not be unreasonably withheld by the Manager. The Trading Advisor may engage in electronic trading using a platform of its choice, subject to the approval (not to be unreasonably withheld) of the Manager. If an executing broker is approved, the Fund will not hold the Trading Advisor liable for any error or breach of contract by any such executing broker, barring negligence, misconduct or bad faith on the part of the Trading Advisor. Irrespective of whether floor brokers unaffiliated with Merrill Lynch receive the Manager's consent to execute trades on behalf of the Fund, all such trades will be "given-up" to be carried by Merrill Lynch. The Trading Advisor shall receive copies of all daily and monthly brokerage statements for the Fund directly from Merrill Lynch.

          (ii) The Fund will be subject to round-turn commission rates as determined from time to time by Merrill Lynch and consistent with disclosures made to investors and to the Trading Advisor.

          (b)  Forward Trading.

          (i) All forward trades for the Fund shall be executed through the forward dealer(s) (which may be affiliates of the Manager) designated by the Manager, provided that at the request of the Trading Advisor, the Manager may consent to other forward trading arrangements, which consent shall not be unreasonably withheld.

          (ii) If necessary for the Trading Advisor to trade pursuant to the Trading Program, the Fund shall provide adequate dealing lines of credit for the Trading Advisor to place orders for spot and forward currency contracts on behalf of the Fund.

          (iii) Any "F/X prime brokerage" arrangements which the Trading Advisor may wish to establish for the Fund shall be subject to the approval of the Manager.

          (c) The Trading Advisor acknowledges that the Fund shall be subject to the brokerage commissions and administrative fees specified in the Memorandum.

          (d) Floor Brokerage Costs. The "floor brokerage," "give-up" fees and other transaction costs charged by any floor broker, other than Merrill Lynch, to effect Fund transactions shall be subject to the approval of Merrill Lynch, which shall pay such costs, such approval not to be unreasonably withheld provided that such fees and transaction costs are competitive with Merrill Lynch's standard rates.

          5. Management Fee. As of the last Business Day of each calendar month, the Fund shall pay the Trading Advisor a Management Fee equal to 1/12 of 2.0% (a 2.0% annual rate) of the aggregate gross asset value (for the avoidance of doubt, prior to reduction for any accrued Incentive Fees or for the Management Fee being calculated) of the Fund. Such Management Fee shall be pro rated in the case of partial calendar months, but shall not be subject to rebate once paid.

          6.  Incentive Fee.

          (a) The Fund will pay to the Trading Advisor, as of each December 31 ("Incentive Fee Calculation Date"), an Incentive Fee equal to 20% of any New Trading Profit recognized by the Fund as of such Incentive Fee Calculation Date.

          (b) "Trading Profits" equals any profits earned from the futures trading of the Onshore Fund and the Offshore Fund, determined separately, in each case after deduction for all fees and expenses incurred by the Onshore Fund and the Offshore Fund, respectively, other than the Incentive Fee itself.

          (c) "New Trading Profit" equals any increase in the Net Asset Value of the Fund as of the current Incentive Fee Calculation Date over the High Water Mark attributable to each of the Onshore Fund and the Offshore Fund, respectively.

          (d) (i) The High Water Mark attributable to each of the Onshore Fund and the Offshore Fund, respectively, shall be equal to the highest Net Asset Value attributable to each of the Onshore Fund and the Offshore Fund, respectively, after reduction for the Incentive Fee then paid, as of any preceding Incentive Fee Calculation Date. The High Water Mark shall be increased dollar-for-dollar by new subscriptions and decreased proportionately when Capital Withdrawals are made by the Fund (other than to pay expenses). The proportionate High Water Mark reduction made as a result of Capital Withdrawals shall be calculated by multiplying the High Water Mark in effect immediately prior to such Capital Withdrawal by the fraction the numerator of which is the Net Asset Value of the Onshore Fund and the Offshore Fund, as the case may be, immediately following such reallocation and the denominator of which is the Net Asset Value of the Onshore Fund and the Offshore Fund, as the case may be, immediately before such Capital Withdrawal, in each case prior to reduction for any accrued Incentive Fee.

          (ii) If an Incentive Fee is paid as of an Incentive Fee Calculation Date, the High Water Mark is reset to the Net Asset Value of the Offshore Fund or the Offshore Fund, as the case may be, immediately following such payment.

          (iii) For the avoidance of doubt, the High Water Mark shall be determined on the basis of the Onshore Fund or the Offshore Fund, as the case may be, not on the basis of any individual investors or group of investors in either.

          (e) When there is an accrued Incentive Fee at the time any Capital Withdrawal is made, the Incentive Fee attributable to such reallocation will be paid. Such Incentive Fee shall be determined by multiplying the Incentive Fee that would have been paid had the date of the Capital Withdrawal been an Incentive Fee Calculation Date by the fraction the numerator of which is the amount of the Capital Withdrawal and the denominator of which is the Net Asset Value of the Fund immediately prior to the Capital Withdrawal, in each case prior to reduction for the accrued Incentive Fee. Such Incentive Fee will be paid from and reduce the amount of the Capital Withdrawal.

          (f) Net Asset Value for purposes of calculating the Incentive Fee shall not include any interest income earned by the Fund (although such interest income shall increase Net Asset Value for purposes of determining the value of the Interests). For the avoidance of doubt, no Incentive Fee shall be payable on any interest income earned by the Fund.

          (g) Termination of this Agreement shall be treated as an Incentive Fee Calculation Date.

          (h) The Trading Advisor will, at the request of the Manager, receive the Incentive Fee either as a fee or as a profit allocation.

          7.  Term and Termination.

          (a) Term and Renewal. This Agreement shall continue in effect until December 31, 2007. Thereafter, this Agreement shall be automatically renewed for successive three-year terms, under the same terms, but may be terminated by either party at one year's notice. After December 2014, this Agreement may be terminated by either party on 90 days' notice. For the avoidance of doubt, the Trading Advisor recognizes that the resources which the Manager has and will commit to the sponsorship and marketing of the Fund are only economically justifiable for Merrill Lynch if Merrill Lynch can rely on a long-term commitment from the Trading Advisor to manage the Fund, and the Trading Advisor hereby commits to do so (subject to the terms and conditions set forth herein.)

          (b) Termination.

          (i) Notwithstanding Section 7(a) hereof, this Agreement shall terminate immediately if the Fund shall terminate and be dissolved as determined by the Manager;

          (ii) Either the Manager or the Trading Advisor may terminate this Agreement upon 30 days' notice as of the end of the first full calendar quarter subsequent to the twelfth month-end after the date of this Agreement if, as of such twelfth month-end, the Fund does not have an aggregate capitalization of at least $25 million.

          (iii) The Fund and/or the Manager, on the one hand, or the Trading Advisor, on the other, may terminate this Agreement as a result of a material breach hereof by the other party, after due notice and an opportunity to cure.

          (iv) The Trading Advisor may terminate this Agreement upon 30 days notice to the Fund and the Manager if the Trading Advisor stops trading the International Value Program for all the Trading Advisor's clients.

          8. Right to Advise Others; Uniformity of Acts and Practices. During the term of this Agreement, the Trading Advisor Parties shall, subject to the capacity undertaking set forth herein and the exclusivity undertaking of the Letter Agreement, be free to advise other investors as to the purchase and sale of commodity interests, to manage and trade other investors' commodity interests accounts and to trade for and on behalf of their own proprietary commodity interests accounts. However, under no circumstances shall any Trading Advisor Party favor any commodity interests account directed by any of them (regardless of the date on which they began or shall begin to direct such account) over the Fund's account, giving due consideration to the trading program which the Manager has requested the Trading Advisor to trade on behalf of the Fund.

          At the request of the Fund, the Trading Advisor shall promptly deliver to the Fund a satisfactory written explanation, in the judgment of the Fund, of the differences, if any, in the performance between the Fund's account and such other commodity interest accounts traded utilizing the same program or portfolio (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor's trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor's clients).

          9. Additional Undertakings by the Trading Advisor. No Trading Advisor Party or its respective successors or assigns shall: (i) use or distribute for any purpose the names and/or any other information about any of the investors in the Fund; (ii) solicit any investor for any business purpose whatsoever (unless such investor is already a client of the Trading Advisor); or (iii) knowingly accept as a client, other than through Merrill Lynch, any person who has been an investor at any time during the twenty-four full calendar months prior to such acceptance.

          10.  Representations and Warranties.

          (a) The Trading Advisor hereby represents and warrants to the other parties as follows:

          (i) The Trading Advisor is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Trading Advisor's ability to perform its obligations under this Agreement. The Trading Advisor has full corporate, partnership or limited liability company (as the case may be) power and authority to perform its obligations under this Agreement.

          (ii) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and constitutes a valid, binding and enforceable agreement of the Trading Advisor in accordance with its terms.

          (iii) The Trading Advisor has all Federal and state governmental, regulatory and commodity exchange licenses and approvals and has effected all filings and registrations with Federal and state governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration of the Trading Advisor as a commodity trading advisor under the CEA, and membership of the Trading Advisor as a commodity trading advisor in NFA), and the performance of such obligation will not violate or result in a breach of any provision of the Trading Advisor's certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding on the Trading Advisor. The principals of the Trading Advisor are duly listed as such on its commodity trading advisor Form 7-R registration.

          (iv) Assuming the accuracy of the Manager's representation in subsection 11(b)(vii) below, management by the Trading Advisor of an account for the Fund in accordance with the terms hereof will not require any registration under, or violate any of the provisions of, the Investment Advisers Act of 1940 (assuming that the Fund is not an "investment company" within the meaning of the Investment Company Act of
     1940).

          (v) The Trading Advisor's implementation of the its trading program will not infringe any other person's copyrights, trademark or other property rights.

          (vi) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Trading Advisor is bound or any order, rule or regulation application to the Trading Advisor of any court or any governmental body or administrative agency having jurisdiction over the Trading Advisor.

          (vii) Other than as may have been disclosed in writing to the Manager by the Trading Advisor, there is not pending, or to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor is a party, or to which any of the assets of the Trading Advisor is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor. The Trading Advisor has not received any notice of an investigation or warning letter from NFA or CFTC regarding non-compliance by the Trading Advisor with the CEA or the regulations thereunder.

          (b) The Manager hereby represents and warrants to the other parties as follows:

          (i) The Manager is duly organized and validly existing and in good standing under the laws of its jurisdiction of formation and in good standing under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Manager's ability to perform its obligations hereunder.

          (ii) The Manager has the corporate power and authority under applicable law to perform its obligations hereunder.

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Manager and constitutes a legal, valid and binding agreement of the Manager enforceable in accordance with its terms.

          (iv) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Manager is bound or any order, rule or regulation applicable to the Manager of any court or any governmental body or administrative agency having jurisdiction over the Manager.

          (v) There is not pending, or, to the best of the Manager's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Manager is a party, or to which any of the assets of the Manager is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Manager or is required to be disclosed pursuant to applicable CFTC regulations. The Manager has not received any notice of an investigation or warning letter from NFA or CFTC regarding non-compliance by the Manager with the CEA or the regulations thereunder.

          (vi) The Manager has all federal and state governmental, regulatory and commodity exchange approvals and licenses, and have effected all filings and registrations with federal and state governmental agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration as a commodity pool operator under the CEA and membership in NFA as a commodity pool operator), and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it. The principals of the Manager are duly registered as such on the Manager's commodity pool operator Form 7-R registration.

          (c) The Fund represents and warrants as of the date of its formation to the other parties as follows:

          (i) The Fund is duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Fund's ability to perform its obligations hereunder.

          (ii) The Fund has the power and authority under applicable law to perform its obligations hereunder.

          (iii) This Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes a legal, valid and binding agreement of the Fund enforceable in accordance with its terms.

          (iv) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Fund is bound or any order, rule or regulation applicable to the Fund of any court or any governmental body or administrative agency having jurisdiction over the Fund.

          (v) There is not pending, or, to the best of the Fund's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Fund is a party, or to which any of the assets of the Fund is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of the Fund or is required to be disclosed pursuant to applicable CFTC regulations. The Fund has not received any notice of an investigation or warning letter from NFA or CFTC regarding non-compliance by the Fund with the CEA or the regulations thereunder.

          (vi) The Fund has all federal and state governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with federal and state governmental agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of formation, organization agreement or any agreement, order, law or regulation binding upon it.

          (d) The foregoing representations and warranties shall be continuing during the entire term of this Agreement and, if at any time, any event shall occur which would make any of the foregoing representations and warranties of any party no longer true and accurate, such party shall promptly notify the other parties.

                                   General

          11. Entire Agreement. This Agreement and the Letter Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

          12. Indemnification. The Fund shall indemnify, defend and hold harmless the Trading Advisor Parties and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Fund shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any of such person's actions or capacities relating to the business or activities of the Fund pursuant to this Agreement; provided that the conduct of such person which was the subject of the demand, claim, lawsuit, action or proceeding did not constitute negligence, misconduct or a breach of this Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Fund. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

          The Trading Advisor shall indemnify, defend and hold harmless the Fund, the Manager, their respective affiliates and their respective directors, officers, employees, representatives and controlling persons ("Merrill Lynch Parties") from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement resulting from a demand, claim, lawsuit, action or proceeding relating to any action or omission of the Trading Advisor or any of its respective officers, directors or employees relating to the business or activities of such person under this Agreement or relating to the management of the Fund; provided the conduct of such person which was the subject of the demand, claim, lawsuit, action or proceeding constituted negligence or misconduct or a breach of this Agreement or was an action or omission taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

          The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party.

          Any indemnification required by this Section 12, unless ordered or expressly permitted by a court, shall be made by the indemnifying party only upon a determination by independent legal counsel mutually agreeable to the parties hereto in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth in this
Section 12.

          In the event that a person entitled to indemnification under this
Section 12, is made a party to an action, suit or proceeding alleging both matters for which indemnification may be due hereunder and matters for which indemnification may not be due hereunder, such person shall be indemnified only in respect of the former matters.

          Promptly after receipt by any of the indemnified parties under this Agreement of notice of any demand, claim, lawsuit, action or proceeding, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made under this Agreement. Except to the extent that the indemnifying party is not materially prejudiced thereby, the omission so to notify shall relieve the indemnifying party from any obligation or liability which it may have to any such indemnified party under this section. In the event that such demand, claim, lawsuit, action or proceeding is brought against a person indemnified under this Agreement, and the indemnified party is notified of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, to assume the defense thereof, with counsel selected by the indemnifying party and approved by the indemnified person (provided that approval may not be unreasonably withheld), and after notice from the indemnifying party to such indemnified person of the indemnifying party's election so as to assume the defense thereof, the indemnifying party shall not be liable to such person under this section for any legal or other expenses subsequently incurred by such person in connection with the defense thereof, unless the indemnifying party approves the employment of separate counsel by such person (it being understood, however, that the indemnifying party shall not be liable for legal or other expenses of more than one separate firm of attorneys for all such persons indemnified hereunder, which firm shall be designated in writing by the Trading Advisor or the Manager, as the case may be).

          13. Assignment. This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto.

          14. Amendment; Waiver. This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

          15. Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

          16. Notices. Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, facsimile, e-mail, any form of electronic file transfer, mail, postage prepaid mail or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

          if to the Fund:

                   ML CORNERSTONE FUTURES ACCESS, LLC
                   ML CORNERSTONE FUTURES ACCESS LTD.
                   c/o Merrill Lynch Alternative Investments LLC
                        Manager
                   Princeton Corporate Campus
                   800 Scudders Mill Road
                   Section 2G
                   Plainsboro, New Jersey 08536
                   Attn:  Craig Deardorff
          if to the Manager:

                   MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC
                   Princeton Corporate Campus
                   800 Scudders Mill Road
                   Section 2G
                   Plainsboro, New Jersey 08536
                   Attn:  Craig Deardorff

          if to the Trading Advisor:

                   CORNERSTONE TRADING COMPANY, INC.
                   405 Lexington Avenue, 39th Floor
                    New York, New York 10174
                   Attn: [TO COME]

          17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.

          18. Consent to Jurisdiction. The parties hereto agree that any action or proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement, any breach hereof or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County of New York, City of New York, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County of New York, City of New York, and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County of New York, City of New York, and State of New York.

          19. Remedies. In any action or proceeding arising out of any of the provisions of this Agreement, the Trading Advisor, the Manager and the Fund agree that they shall not seek any prejudgment equitable or ancillary relief. Such parties also agree that their sole remedy in any such action or proceeding shall be to seek actual monetary damages for any breach of this Agreement; provided, however, that the Fund agrees that the Trading Advisor and the Manager may seek declaratory judgment with respect to the indemnification provisions of this Agreement.

          20. Survival. The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

          21. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall, however, together constitute one and the same document. Facsimile signature pages shall have the same binding force and effect as original copies.

          22.  No Waiver.

          (a) No failure or delay on the part of the Manager in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Failure on the part of the Fund or the Manager to complain of any act of the other or to declare the other in default under this Agreement, irrespective of how long such failure continues, shall not constitute a waiver by the Fund or the Manager of its rights with respect to such default until the applicable statute-of-limitations period has run.

          (b) Any waiver granted hereunder must be in writing and shall be valid only in the specific instance in which given.

          23. Rules of Interpretation. In this Agreement, unless inconsistent with the context or the contrary intention appears, a reference to:

          (a) "May" shall be construed as permissive;

          (b) A "notice" means written notice unless otherwise stated;

          (c) "Shall" shall be construed as imperative;

          (d) The singular includes the plural and vice versa;

          (e) The masculine includes the feminine and neuter respectively;

          (f) Writing includes typewriting, printing, lithography, photography and other modes of representing or reproducing words in a legible and non-transitory form;

          (g) Any reference to a law, agreement or a document shall be deemed also to refer to any amendment, supplement or replacement thereof;

          (h) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless such reference specifies Business Days;

          (i) The term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. "Or" shall not be interpreted to be exclusive, and "and" shall not be interpreted to require the conjunctive -- in each case, unless the context otherwise requires;

          (j) The terms "include" and "including" are to be construed as non-exclusive (so that, by way of example and for the avoidance of doubt, "including" shall mean "including without limitation");

          (k) Whenever it is provided or contemplated herein that the Manager is to determine or decide any matter, the Manager (on its own behalf as well as on behalf of the Fund) shall do so in its sole and absolute discretion, unless otherwise expressly provided herein;

          (l) In addition to the authority granted to the Manager pursuant to this Agreement, the Manager may, but shall have no obligation to, take any action that the Manager deems necessary or advisable to ensure that the Fund is not in violation of law or in breach of any contractual provisions;

          (m) The table of contents to and the headings in this Agreement are for convenience of reference only and are to be ignored in construing this Agreement;

          (n) Any reference to "payable" or "paid" or any derivative thereof shall mean credited to the deferred compensation account, as the context may require;

          (o) No provision of this Agreement shall be construed in favor of or against any person by reason of the extent to which any such person, its affiliates, or their respective employees or counsel participated in the drafting thereof; and

          (p) In the event of any inconsistency between the provisions of this Agreement and of the constituent documents, the Manager shall determine which provisions shall control.

          24. Binding Effect; Benefit; Third-Party Beneficiary. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, all persons indemnified hereunder and their respective estates, permitted successors, transferees, custodians, executors, administrators, legal representatives, heirs and permitted assigns.

          (a) To the fullest extent permitted by law (and, for the avoidance of doubt, whether or not such law is currently in effect), the Manager shall be a third-party beneficiary of the Articles.

          25.  Confidentiality.

          (a) The parties hereto each acknowledge that the business and assets of the Merrill Lynch Parties and of the Trading Advisor Parties are confidential and involve a wide range of proprietary information, including trade secrets and financial or commercial information.

          (b) All information with respect to the Fund (including investment and trading) activities and assets shall be presumed confidential and proprietary unless the Manager otherwise so indicates in writing. Each party covenants that it has and it shall at all times keep confidential and not, directly or indirectly, disclose, divulge, furnish or make accessible to anyone, or use in any manner that would be adverse to the interests any other party, any confidential or proprietary information to which the former party has been or shall become privy relating to the business or assets of any of such other parties except with the prior written approval of such other party or except for information that is otherwise publicly available (other than information made publicly available by breach of this contract) or required to be disclosed by law. Each party may, however, share such information with such party's service providers, accountants and attorneys ("Permitted Confidants"); provided, that the Fund's Permitted Confidants undertake to hold such information strictly confidential to the same extent set forth herein, and not in any manner or respect to use any of such information for their personal gain.

          26. Advisers Act Compliance. Any provisions of this Agreement which are construed to violate the Advisers Act shall be deemed null and void ab initio. For the avoidance of doubt, no provision of this Agreement shall be deemed to constitute a waiver of any person's rights or claims under any federal or state securities laws.

          IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.


                                ML CORNERSTONE FUTURESACCESS(SM) LLC


                                By: Merrill Lynch Alternative
                                     Investments, LLC,
                                       Manager


                                    By:   /s/ Steven B. Olgin
                                       --------------------------------------
                                       Name:  Steven B. Olgin
                                       Title: Chief Operating Officer


                                ML CORNERSTONE FUTURESACCESS(SM) LTD.


                                    By:   /s/ Steven B. Olgin
                                       --------------------------------------
                                       Name:  Steven B. Olgin
                                       Title: Director


                                MERRILL LYNCH ALTERNATIVE INVESTMENTS LLC


                                    By:   /s/ Steven B. Olgin
                                       --------------------------------------
                                       Name:  Steven B. Olgin
                                       Title: Chief Operating Officer



                                CORNERSTONE TRADING COMPANY, INC.


                                    By:   /s/ Adam Dunsby
                                       --------------------------------------
                                       Name:  Adam Dunsby
                                       Title: Principal

                                  APPENDIX A

                        COMMODITY INTERESTS TRADED BY

                      CORNERSTONE TRADING COMPANY, INC.


          The undersigned represents that the following is a complete list of all commodity interests which the undersigned intends to trade on behalf of

ML CORNERSTONE FUTURESACCESS(SM) LLC/ML CORNERSTONE FUTURESACCESS(SM) LTD.

other than regulated futures contracts and options on regulated futures contracts traded on a qualified board of trade or exchange:

            Contract Type

            (futures, forward,

            option on futures)           Exchange               Contract
            -----------------            --------               --------











                                CORNERSTONE TRADING COMPANY, INC.



                                    By:   /s/ Adam Dunsby
                                       --------------------------------------
                                       Name:  Adam Dunsby
                                       Title: Principal


Dated as of May 26, 2004

                                  APPENDIX B

                         COMMODITY TRADING AUTHORITY


CORNERSTONE TRADING COMPANY, INC.
405 Lexington Avenue, 39th Floor
New York, New York 10174


Dear Advisor:


          ML CORNERSTONE FUTURESACCESS(SM) LLC/ML CORNERSTONE

FUTURESACCESS(SM) LTD. (collectively, the "Fund") does hereby make,

constitute and appoint you as its attorney-in-fact to buy and sell commodity futures and forward contracts (including foreign futures and options contracts) in accordance with the ML FuturesAccess(SM) Advisory Agreement among us and certain others.

                                        Very truly yours,

                                        ML CORNERSTONE FUTURESACCESS(SM) LLC
                                        ML CORNERSTONE FUTURESACCESS(SM) LTD.

                                        By: Merrill Lynch Alternative
                                            Investments LLC,
                                               Manager



                                        By:   /s/ Steven B. Olgin
                                           ----------------------------------
                                           Name:  Steven B. Olgin
                                           Title: Chief Operating Officer



Dated as of May 26, 2004


                                     B-1